                              COASTCAST CORPORATION
                        COMPUTATION OF PER SHARE EARNINGS
                                   (UNAUDITED)

                                                                     THREE MONTHS                        SIX MONTHS
                                                                    ENDED JUNE 30,                     ENDED JUNE 30,
                                                             ---------------------------        ---------------------------
                                                                1999              1998             1999              1998
                                                             ---------         ---------        ---------         ---------
Common stock outstanding at beginning of period              7,933,204         8,959,050        7,989,404         8,849,005
   Exercise of options                                               0            95,154                0           205,199
   Repurchase of common stock                                  (62,700)                0         (118,900)                0
                                                             ---------         ---------        ---------         ---------
Common stock outstanding at end of period                    7,870,504         9,054,204        7,870,504         9,054,204
                                                             ---------         ---------        ---------         ---------
                                                             ---------         ---------        ---------         ---------

Weighted average shares outstanding,
   for computation of basic earnings per share               7,893,338         9,019,682        7,932,912         8,956,572

Dilutive effect of stock options after application of
   treasury stock method                                        28,053           417,332           16,587           379,099
                                                             ---------         ---------        ---------         ---------

Total diluted weighted average shares outstanding,
   For computation of diluted earnings per share             7,921,391         9,437,014        7,949,499         9,335,671
                                                             ---------         ---------        ---------         ---------
                                                             ---------         ---------        ---------         ---------

Net income                                                   3,362,000         4,004,000        5,668,000         8,022,000
                                                             ---------         ---------        ---------         ---------
                                                             ---------         ---------        ---------         ---------

Net income per common share - basic                          $     .43         $     .44        $     .71         $     .90
                                                             ---------         ---------        ---------         ---------
                                                             ---------         ---------        ---------         ---------

Net income per share and common
   equivalent per share - diluted                            $     .42         $     .42        $     .71         $     .86
                                                             ---------         ---------        ---------         ---------
                                                             ---------         ---------        ---------         ---------
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                                   Exhibit 11